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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  May 16, 1995
                                                -----------------------

                              Pacific Enterprises
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            (Exact name of registrant as specified in its charter)

                                  California
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                (State or other jurisdiction of incorporation)

            1-40                                         94-0743670
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        (Commission                                   (I.R.S. Employer
        File Number)                                 Identification No.)

633 West Fifth Street, Los Angeles, California           90071-2006
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   (Address of principal executive offices)              (Zip Code)

                                (213) 895-5000
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             (Registrant's telephone number, including area code)
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PAGE 2

ITEM 5. OTHER EVENTS

See the News Release dated May 16, 1995, attached hereto as Exhibit A.

SIGNATURE
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
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   (Registrant)

Lloyd A. Levitin
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Lloyd A. Levitin
Executive Vice President and
Chief Financial Officer
(Chief Accounting Officer and
duly authorized signatory)

Date:  May 16, 1995
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                                                                       EXHIBIT A

                         PACIFIC ENTERPRISES ANNOUNCES
                         -----------------------------

                          PREFERRED STOCK REDEMPTION
                          --------------------------


     LOS ANGELES, May 16, 1995 -- Pacific Enterprises (PET - NYSE) today announced that it will redeem all outstanding shares of its $7.64 Dividend Preferred Stock on June 19, 1995 at a redemption price of $101 per share, plus accrued and accumulated dividends to the date of redemption.

     The total cost to the company is expected to be about $30.7 million, said Willis B. (Bill) Wood Jr., Pacific Enterprises chairman and chief executive officer.

     A total of 300,000 shares of the $7.64 Dividend Preferred Stock is outstanding. The shares are traded on the American and Pacific stock exchanges.

     Based in Los Angeles, Pacific Enterprises is the parent company of Southern California Gas Company, the nation's largest natural gas distribution utility. Pacific Enterprises also owns interstate and offshore natural gas pipeline operations and interests in alternate energy operations.


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